EXHIBIT 10.27

ICU Medical, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical to the Form of Executive Officer Retention Agreement filed as Exhibit 10.25 to this Annual Report on Form 10-K.

Alison D. Burcar

Richard A. Costello

Scott E. Lamb

Steven C. Riggs